Exhibit 10.30

Paul Parliament

November 19, 2018

Bravo Multinational, Inc

2020 General Booth Blvd, Unit 230

Virginia Beach, VA 23454

Dear Executives,

I, Paul Parliament, hereby resign as Chairman of the Board, CEO and President of Bravo Multinational, Inc. (BRVO: OTCPINK).  My decision to leave as both an officer and the Chairman of the Company are personal in nature, and that I had no disagreements or arguments with the current management and directors at Bravo Multinational, Inc.  My resignation is effective immediately on this date, November 19, 2018.

I agree to have my resignation letter posted in the FORM 8-K as an exhibit, as such.

Sincerely,

/s/ Paul Parliament

Paul Parliament

Retired Officer/Chairman of the Board